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                                                                                                Exhibit 12

                                                    STATEMENT RE COMPUTATION OF RATIOS

                                                              (IN THOUSANDS)

                                                           YEAR ENDED MARCH 31,                  PRO FORMA
                                                  --------------------------------------         ---------
                                                                                                    YEAR
CONSOLIDATED STATEMENT OF                                                                          ENDED
 OPERATIONS DATA                                   1993    1994    1995    1996    1997    1998   3/31/98
                                                  ------  ------  ------  ------  ------  ------ ---------
Income (loss) before income taxes
 and extraordinary credit.......                  21,220  23,847  28,095  26,108  35,434  70,807     9,096
Add:
Portion of rents representative
 of the interest factor.........                   1,400   1,533   1,467   1,900   2,067   2,700     2,700
Interest on indebtedness........                   2,229   3,794   3,919   1,723     828   1,221    52,191
Amortization of debt expense and
 premium........................                                                                     2,996
                                                  ------  ------  ------  ------  ------  ------    ------
Income as adjusted..............                  24,849  29,174  33,481  29,731  38,329  74,728    66,983
                                                  ------  ------  ------  ------  ------  ------    ------

Fixed charges:
Portion of rents representative
 of interest factor.............                   1,400   1,533   1,467   1,900   2,067   2,700     2,700
Interest on indebtedness........                   2,229   3,794   3,919   1,723     828   1,221    52,191
Amortization of debt expense and
 premium........................                                                                     2,996
                                                  ------  ------  ------  ------  ------  ------    ------
Fixed charges...................                   3,629   5,327   5,386   3,623   2,895   3,921    57,887
                                                  ------  ------  ------  ------  ------  ------    ------
Ratio of earnings to fixed charges                   6.8     5.5     6.2     8.2    13.2    19.1       1.2
                                                  ======  ======  ======  ======  ======  ======    ======
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